Exhibit 99.906 Cert.
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Select Fund (the “Fund”) for the fiscal half-year ended June 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chief Executive Officer of the Fund, James T. Morris, as President of the Fund and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: August 22, 2006	/s/ THOMAS C. SUTTON
Thomas C. Sutton
Chief Executive Officer, Pacific Select Fund

/s/ JAMES T. MORRIS
James T. Morris
President, Pacific Select Fund

/s/ BRIAN D. KLEMENS
Brian D. Klemens
Treasurer (Principal Financial and Accounting Officer), Pacific Select Fund